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FT INTERACTIVE

FEE ALLOCATION AGREEMENT

FT INTERACTIVE FEE ALLOCATION AGREEMENT, made as of the 21st day of August 2003 (the "Agreement") is entered into by and among the ING funds listed on Schedule A attached hereto (each a "Fund," collectively the "Funds") each acting on its own behalf, and on behalf of its series portfolios.

WHEREAS, the Board of Directors/Trustees of each Fund (the "Board") has authorized the retention of an independent fair value pricing information service, FT Interactive Data Corporation ("FT"), in accordance with the Funds' valuation procedures; and

WHEREAS, ING Investments, LLC ("ING Investments"), has entered into a Services Agreement with FT dated as of the 1st day of March 2000 on behalf of certain Customers, as such term is defined in the Services Agreement. (All capitalized terms, unless herein defined, will have the meaning set forth in the Services Agreement.) The FundRun Schedule of Data Services commencing on February 3, 2003, as amended, sets forth the cost of FT's fair valuation services ("FT Fees") in connection with the certain Customers including the Funds set forth on Schedule A; and

WHEREAS, the Funds now desire to establish (i) the criteria by which the FT Fees shall be allocated among the Funds in connection with the fees set forth in the FundRun Schedule of Data Services; and (ii) the basis on which additional Funds may be added to the Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED by and among the Funds as follows:

Section 1. Allocation of FT Fees

Each Fund shall pay on behalf of itself, and its series portfolios, a portion of the FT Fees based upon the following allocation:

Each Fund will pay a pro rata portion of the FT Fees based upon the percentage of each Fund's portfolios' net assets that are invested in equity securities traded on a foreign exchange as determined at each month-end.

Section 2. Payment of FT Fees

Each Fund will pay a portion of the FT Fees as specified in Section 1 above. Such amounts will be calculated by ING Fund Services, LLC and communicated to each Fund's Custodian. Payments shall be forwarded by each Fund to FT monthly as follows:

FT Interactive Data

P.O. Box 98616

Chicago, IL 60693

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Section 3. Additional Funds

(a)If ING Investments adds any additional Funds to the Services Agreement through an amendment to the FundRun Schedule of Data Services, in connection with FT's fair valuation of equity securities traded on a foreign exchange services, such Fund and its portfolios shall become subject to this Agreement immediately upon being added to the Schedule A.

(b)Each additional Fund that becomes subject to this Agreement in accordance with Section 3(a) above shall pay a portion of the FT Fees as described in Section 1 above based on the percentage of such Fund's portfolios' net assets that are invested in equity securities traded on a foreign exchange as determined at the first month-end after such Fund becomes subject to this Agreement. Such allocation will be adjusted monthly thereafter.

Section 4. Continuation and Termination

The Agreement shall become effective on the date first written above. It shall continue with respect to a Fund until such Fund is removed as a Customer from the FundRun Schedule of Data Services provided that such Fund's portion of the FT Fees have been paid for the period that the Fund utilized FT's services.

The Agreement shall terminate for all Funds upon termination of the Services Agreement and FundRun Schedule of Data Services provided that all FT Fees have been paid for the period that the Funds utilized FT's services.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the date and year first above written.

ON BEHALF OF ALL FUNDS

SET FORTH ON SCHEDULE A

/s/ Michael J. Roland

By: Michael J. Roland*

Executive Vice President

*Duly authorized to execute and deliver this Agreement on behalf of each Fund set forth on Schedule A to the Agreement.

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Schedule A
THE FUNDS
ING INVESTORS TRUST	ING INVESTORS TRUST (continued)

Fund For Life Series1	ING Van Kampen Growth and Income Portfolio1
Global Balanced Series1	ING Van Kampen Real Estate Portfolio1
ING AIM Mid Cap Growth Portfolio1
ING Alliance Mid Cap Growth Portfolio1	ING EQUITY TRUST
ING American Funds Growth Portfolio	ING Convertible Fund
ING American Funds Growth-Income Portfolio	ING Disciplined LargeCap Fund
ING American Funds International Portfolio	ING Equity and Bond Fund
ING Capital Guardian Large Cap Value Portfolio1	ING Financial Services Fund
ING Capital Guardian Managed Global Portfolio1	ING Growth Opportunities Fund
ING Capital Guardian Small Cap Portfolio1	ING Large Company Value Fund
ING Developing World Portfolio1	ING LargeCap Growth Fund
ING Eagle Asset Value Equity Portfolio1	ING MidCap Opportunities Fund
ING FMRSM Diversified Mid Cap Portfolio1	ING MidCap Value Fund
ING Goldman Sachs Internet TollkeeperSM	ING Principal Protection Fund
Portfolio1	ING Principal Protection Fund II
ING Hard Assets Portfolio1	ING Principal Protection Fund III
ING International Portfolio1	ING Principal Protection Fund IV
ING Janus Growth and Income Portfolio1	ING Principal Protection Fund V
ING Janus Special Equity Portfolio1	ING Principal Protection Fund VI
ING Jennison Equity Opportunities Portfolio1	ING Principal Protection Fund VII
ING Julius Baer Foreign Portfolio1	ING Principal Protection Fund VIII
ING JPMorgan Fleming Small Cap Equity	ING Principal Protection Fund IX
Portfolio1	ING Real Estate Fund
ING Limited Maturity Bond Portfolio1	ING SmallCap Opportunities Fund
ING Liquid Assets Portfolio1	ING SmallCap Value Fund
ING Marsico Growth Portfolio1	ING Tax Efficient Equity Fund
ING Mercury Focus Value Portfolio1
ING Mercury Fundamental Growth Portfolio1	ING FUNDS TRUST
ING MFS Mid Cap Growth Portfolio1	ING Classic Money Market Fund
ING MFS Research Portfolio1	ING GNMA Income Fund
ING MFS Total Return Portfolio1	ING High Yield Bond Fund
ING PIMCO Core Bond Portfolio1	ING High Yield Opportunity Fund
ING PIMCO High Yield Portfolio1	ING Intermediate Bond Fund
ING Salomon Brothers All Cap Portfolio1	ING Lexington Money Market Trust
ING Salomon Brothers Investors Portfolio1	ING Money Market Fund
ING Stock Index Portfolio1	ING National Tax-Exempt Bond Fund
ING T. Rowe Price Capital Appreciation	ING Strategic Bond Fund
Portfolio1
ING T. Rowe Price Equity Income Portfolio1	ING INVESTMENT FUNDS, INC.
ING UBS U.S. Balanced Portfolio1	ING MagnaCap Fund
ING Van Kampen Equity Growth Portfolio1
ING Van Kampen Global Franchise Portfolio1
3

1Under the terms of the Management Agreement between ING Investors Trust and Directed Services, Inc., the Fund is subject to a unified fee arrangement. Accordingly, the portion of FT Fees allocated to the Fund under the Agreement will be borne directly by Directed Services, Inc. as provided in the Management Agreement.

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ING MAYFLOWER TRUST	USLICO SERIES FUND

ING Growth + Value Fund	The Asset Allocation Portfolio
ING International Value Fund	The Bond Portfolio
The Money Market Portfolio
ING MUTUAL FUNDS	The Stock Portfolio
ING Emerging Countries Fund
ING Foreign Fund	ING PARTNERS, INC.
ING Global Equity Dividend Fund	ING Alger Aggressive Growth Portfolio
ING Global Real Estate Fund	ING Alger Capital Appreciation Portfolio
ING International Fund	ING Alger Growth Portfolio
ING International SmallCap Growth Fund	ING American Century Small Cap Value Portfolio
ING Precious Metals Fund	ING Baron Small Cap Growth Portfolio
ING Russia Fund	ING DSI Enhanced Index Portfolio
ING Worldwide Growth Fund	ING Goldman Sachs® Capital Growth Portfolio
ING Goldman Sachs® Core Equity Portfolio
ING PRIME RATE TRUST	ING JPMorgan Fleming International Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING SENIOR INCOME FUND	ING MFS Capital Opportunities Portfolio
ING MFS Global Growth Portfolio
ING VARIABLE INSURANCE TRUST	ING MFS Research Equity Portfolio
ING VP Worldwide Growth Portfolio	ING OpCap Balanced Value Portfolio
ING GET U.S. Core Portfolio – Series 1	ING PIMCO Total Return Portfolio
ING GET U.S. Core Portfolio – Series 2	ING Salomon Brothers Aggressive Growth
ING GET U.S. Opportunity Portfolio – Series 1	Portfolio
ING GET U.S. Opportunity Portfolio – Series 2	ING Salomon Brothers Fundamental Value
Portfolio
ING VARIABLE PRODUCTS TRUST	ING Salomon Brothers Investors Value Portfolio
ING VP Convertible Portfolio	ING T. Rowe Price Growth Equity Portfolio
ING VP Disciplined LargeCap Portfolio	ING UBS Tactical Asset Allocation Portfolio
ING VP Financial Services Portfolio	ING Van Kampen Comstock Portfolio
ING VP Growth + Value Portfolio
ING VP Growth Opportunities Portfolio	ING VP BALANCED PORTFOLIO, INC.
ING VP High Yield Bond Portfolio
ING VP International Portfolio	ING STRATEGIC ALLOCATION
ING VP International SmallCap Growth Portfolio	PORTFOLIOS, INC.
ING VP International Value Portfolio	ING VP Strategic Allocation Balanced Portfolio
ING VP Large Company Value Portfolio	ING VP Strategic Allocation Growth Portfolio
ING VP LargeCap Growth Portfolio	ING VP Strategic Allocation Income Portfolio
ING VP MagnaCap Portfolio
ING VP MidCap Opportunities Portfolio	ING GET FUND
ING VP SmallCap Opportunities Portfolio	ING GET Fund – Series D
ING GET Fund – Series E
ING VP EMERGING MARKETS FUND, INC.	ING GET Fund – Series G
ING GET Fund – Series H
ING VP NATURAL RESOURCES TRUST	ING GET Fund – Series I
ING GET Fund – Series J
ING GET Fund – Series K
ING GET Fund – Series L
ING GET Fund – Series M
ING GET Fund – Series N

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ING GET FUND (continued)	ING SERIES FUND, INC.

ING GET Fund – Series P	Brokerage Cash Reserves
ING GET Fund – Series Q	ING Aeltus Money Market Fund
ING GET Fund – Series R	ING Balanced Fund
ING GET Fund – Series S	ING Bond Fund
ING GET Fund – Series T	ING Classic Principal Protection Fund I
ING GET Fund – Series U	ING Classic Principal Protection Fund II
ING GET Fund – Series V	ING Classic Principal Protection Fund III
ING Classic Principal Protection Fund IV
ING VP BOND PORTFOLIO	ING Government Fund
ING Growth and Income Fund
ING VP MONEY MARKET PORTFOLIO	ING Growth Fund
ING Index Plus LargeCap Fund
ING VARIABLE FUNDS	ING Index Plus MidCap Fund
ING VP Growth and Income Portfolio	ING Index Plus Protection Fund
ING Index Plus SmallCap Fund
ING VARIABLE PORTFOLIOS, INC.	ING International Growth Fund
ING VP Growth Portfolio	ING Small Company Fund
ING VP Index Plus LargeCap Portfolio	ING Strategic Allocation Balanced Fund
ING VP Index Plus MidCap Portfolio	ING Strategic Allocation Growth Fund
ING VP Index Plus SmallCap Portfolio	ING Strategic Allocation Income Fund
ING VP International Equity Portfolio	ING Technology Fund
ING VP Small Company Portfolio	ING Value Opportunity Fund
ING VP Technology Portfolio
ING VP Value Opportunity Portfolio

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